UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2018

PIONEER POWER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1347616
(State of incorporation)	(I.R.S. Employer Identification No.)

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

(Address of principal executive offices)

(212) 867-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on May 2, 2018, Pioneer Custom Electric Products Corp. (“PCEP”), a wholly owned subsidiary of Pioneer Power Solutions, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with CleanSpark, Inc. (“CleanSpark”), pursuant to which PCEP will sell certain assets (the “Asset Sale”) comprising the PCEP business to CleanSpark. On June 29, 2018, PCEP and Cleanspark entered into a letter agreement whereby the parties agreed to extend the date (the “Termination Date”) on which, under certain specified conditions, either PCEP or CleanSpark may terminate the Asset Purchase Agreement if the Asset Sale has not been completed from June 30, 2018 to October 15, 2018.

On July 16, 2018, each of PCEP and CleanSpark signed a letter agreement (the “Letter Agreement”) which further extended the Termination Date to December 31, 2018. No other provisions of the Asset Purchase Agreement were otherwise amended or waived, and the Asset Purchase Agreement remains in full force and effect. A copy of the Letter Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated July 16, 2018, between PCEP and CleanSpark.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER POWER SOLUTIONS, inc.

Date: July 19, 2018	By:	/s/ Thomas Klink
	Name:	Thomas Klink
	Title:	Chief Financial Officer

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